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                                                                    EXHIBIT 5.2


                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                   410-539-2530                  WASHINGTON
                                 FAX: 410-539-0489                NEW YORK
                                  PHILADELPHIA                  PHILADELPHIA
                                                                   EASTON


                                 April 27, 1998



Spieker Properties, Inc.
Spieker Properties L.P.
2180 Sand Hill Road, Suite 200
Menlo Park, California  94025

                       Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special Maryland counsel to Spieker Properties, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 of the Company and Spieker Properties, L.P., a California limited partnership (the "Operating Partnership"), filed with the Securities and Exchange Commission (the "Commission") on April 27, 1998, (the "Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), for offering (a) by the Company from time to time of up to $500,000,000 aggregate initial offering price of: (i) shares of Common Stock, par value $0.0001 per share (the "Common Stock"); (ii) shares or fractional shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), including the Preferred Stock that is convertible into the Common Stock or Preferred Stock (the "Convertible Preferred Stock"), which Preferred Stock may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"); and (iii) warrants to purchase the Common Stock (the "Common Stock Warrants"), or Preferred Stock (the "Preferred Stock Warrants"), as shall be designated by the Company at the time of the offering (collectively, the "Warrants"); and (b) by the Operating Partnership from time to time of up to $500,000,000 aggregate initial offering price of non-convertible debt securities (the "Debt Securities"), which may be guaranteed by unconditional and irrevocable guarantees thereof by the Company (the "Guarantees"). The Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Debt Securities, and the Guarantees are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in




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Spieker Properties, Inc.                                    Piper & Marbury
Spieker Properties L.P.                                         L.L.P.
April 27, 1998
Page 2



separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

          In our capacity as special Maryland counsel, we have reviewed the following:

               (a) The Registration Statement;

               (b) The Charter, certified by the Department of Assessments and Taxation of the State of Maryland (the "Department"), and By-Laws, as amended and restated and in effect on the date hereof, of the Company;

               (c) The Registration Statement and the Preliminary Prospectus dated April 27, 1998 (the "Preliminary Prospectus") relating to the issuance of the Securities, which forms part of the Registration Statement;

               (d) Certified resolutions of the Board of Directors of the Company (i) relating to the Company's organization and to the Board's authorization of the filing of the Registration Statement and (ii) on behalf of the Operating Partnership as a general partner thereof, relating to the Board's authorization of the filing of the Registration Statement and the form of the Indenture;

               (e) A short-form good standing certificate for the Company, dated a recent date, issued by the Department;

               (f) A Certificate of Secretary (the "Secretary's Certificate") of the Company, dated the date hereof, as to certain factual matters; and

               (g) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

          In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action,




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Spieker Properties, Inc.                                    Piper & Marbury
Spieker Properties L.P.                                         L.L.P.
April 27, 1998
Page 3

corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Secretary's Certificate.

          We further assume that:

               (a) The issuance, sale, amount, and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") in accordance with the Company's Charter and By-Laws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

               (b) Prior to the issuance of any shares of the Common Stock or the Preferred Stock (including any Depositary Shares) or of any of the Warrants, there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of the Common Stock or the Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken.

               (c) Appropriate certificates representing shares of the Common Stock or the Preferred Stock will be executed and delivered upon issuance and sale of any shares of the Common Stock or the Preferred Stock (including any Depositary Shares), as the case may be, and will comply with the Company's Charter and By-Laws and all applicable requirements of law.

               (d) Any Warrants will be issued under a valid and legally binding warrant agreement (a "Warrant Agreement") that conforms to the description thereof set forth in the Prospectus Supplement, and will comply with the Company's Charter and By-Laws and all applicable requirements of law.

               (e) Any Depositary Shares will be issued under a valid and legally binding deposit agreement (each, a "Deposit Agreement") that conforms to the




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Spieker Properties, Inc.                                    Piper & Marbury
Spieker Properties L.P.                                         L.L.P.
April 27, 1998
Page 4



          description thereof set forth in the Prospectus Supplement, and will comply with the Company's Charter and By-Laws and all applicable requirements of law.

               (f) Appropriate Depositary Receipts representing the Depositary Shares will be executed and delivered upon issuance and sale of any Depositary Shares and will comply with the Company's Charter and By-Laws, the Deposit Agreement, and all applicable requirements of law.

               (g) The issuance, sale, amount, and terms of the Debt Securities to be offered from time to time by the Operating Partnership will be authorized and determined by proper action of the Board of Directors of the Company, the general partner of the Operating Partnership, (each, a "Partnership Action") in accordance with the partnership agreement of the Operating Partnership (the "Partnership Agreement"), the Charter and By-Laws of the Company, and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Operating Partnership or the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Operating Partnership and the Company.

               (h) Any Debt Securities will be issued under a valid and legally binding indenture (an "Indenture") that conforms to the description thereof set forth in the Prospectus Supplement and will comply with the Partnership Agreement and applicable law.

               (i) Appropriate debentures, notes, and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, the Partnership Agreement, and applicable law.

               (j) Any Guarantees will be evidenced by a valid and legally binding agreement or other instrument (each, a "Guaranty Agreement") that conforms to the description thereof set forth in the Prospectus Supplement, will be executed and delivered upon the issuance and sale of the Guarantees and the related Debt Securities, and will comply with the Indenture, the Charter and By-Laws of the Company, and applicable law.






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Spieker Properties, Inc.                                    Piper & Marbury
Spieker Properties L.P.                                          L.L.P.
April 27, 1998
Page 5


               (k) The underwriting agreements for offerings of the Securities (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement.

               (l) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the "Warrant Agent") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed, and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

               (m) To the extent that the obligations of the Company under any Deposit Agreement may be dependent upon such matters, the financial institution to be identified in such Deposit Agreement as depositary (the "Depositary") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Depositary will be duly qualified to engage in the activities contemplated by such Deposit Agreement; such Deposit Agreement will have been duly authorized, executed, and delivered by the Depositary and will constitute the legally valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms; the Depositary will be in compliance, generally, with respect to acting as Depositary under such Deposit Agreement, with all applicable laws and regulations; and the Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement.

               (n) To the extent that the obligations of the Operating Partnership under any Debt Securities or related Indenture or of the Company under any Guaranty Agreement may be dependent upon such matters, the financial institution to be identified in such Indenture as Trustee (the "Trustee") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of



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Spieker Properties, Inc.                                    Piper & Marbury
Spieker Properties L.P.                                          L.L.P.
April 27, 1998
Page 6


          organization; the Trustee will be duly qualified to engage in the activities contemplated by such Indenture; such Indenture will have been duly authorized, executed, and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally, with respect to acting as Trustee under such Indenture, with all applicable laws and regulations; and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture.

          Based upon and subject to the foregoing, we are of the opinion and advise you that, as of the date hereof:

               1. Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for shares of such Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Common Stock pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of Preferred Stock convertible into Common Stock, the shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

               2. When a series of the Preferred Stock (and securities of any class into which any Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law, and, upon issuance and delivery of certificates for shares of such series of the Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or the conversion of one or more series of Preferred Stock convertible into Preferred Stock, the shares of the Preferred Stock represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.




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Spieker Properties, Inc.                                    Piper & Marbury
Spieker Properties L.P.                                         L.L.P.
April 27, 1998
Page 7


               3. When the Warrants have been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law, and, upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of such Board Action, the Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

               4. When the Depositary Shares have been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law and, upon execution, issuance, and delivery of the Depositary Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Deposit Agreement, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement (and upon the taking of the action contemplated in paragraph 2 above with respect to the underlying Preferred Stock), the Depositary Shares will constitute valid and legally binding obligations of the Company.

               5. When a series of the Debt Securities has been duly authorized and established in accordance with the applicable Partnership Action, the terms of the Indenture, the Partnership Agreement, and applicable law, when the related Guarantees has been duly authorized and established in accordance with the applicable Board Action, the terms of the Indenture, the Company's Charter and By-Laws, and applicable law and, upon execution, issuance, and delivery of the Guaranty Agreements against payment therefor in accordance with the terms and provisions of such Board Action, the Indenture, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Company.

          The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).




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Spieker Properties, Inc.                                    Piper & Marbury
Spieker Properties L.P.                                         L.L.P.
April 27, 1998
Page 8


          The opinion expressed above is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the law of Maryland.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

          We consent to the reliance on this opinion by Sullivan & Cromwell, in rendering their opinion to the Company and the Operating Partnership in connection with the filing of the Registration Statement. The opinion expressed above is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.



                                                 Very truly yours,


                                                 /s/ Piper & Marbury L.L.P.